                                                                     EXHIBIT 4.4

THIS SPECIAL WARRANT AND THE COMMON SHARES AND WARRANTS TO BE ISSUED UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND THE SPECIAL WARRANTS MAY NOT BE EXERCISED IN THE UNITED STATES OR FOR THE ACCOUNT OR BENEFIT OF A PERSON IN THE UNITED STATES OR A U.S. PERSON WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL AND STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM AND THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT SATISFACTORY TO IT.

BY EXERCISING THIS SPECIAL WARRANT, THE HOLDER AGREES FOR THE BENEFIT OF THE CORPORATION THAT THE COMMON SHARES AND WARRANTS TO BE ISSUED THEREBY MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE ONLY (i) TO THE CORPORATION; (ii) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT; (iii) IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT; OR (iv) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE ACT AND STATE SECURITIES LAWS, PROVIDED THAT THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT AS TO THE AVAILABILITY OF THE EXEMPTIONS RELIED ON.

WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN VENTURE EXCHANGE INC. AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SPECIAL WARRANTS AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SPECIAL WARRANTS MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE INC. OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 30, 2001.


                               MINERA ANDES INC.
                              (the "Corporation")


THE SPECIAL WARRANTS EVIDENCED HEREBY ARE EXERCISABLE UNTIL 4:30 P.M. (CALGARY
TIME) (THE "EXPIRY TIME") ON THE EARLIER OF: (I) FIVE (5) BUSINESS DAYS AFTER THE DAY UPON RECEIPT OF A NOTICE FROM THE CORPORATION REQUESTING THE EXERCISE OF THE SPECIAL WARRANTS; AND (II) NOVEMBER 30, 2002 (SUCH EARLIER DATE BEING REFERRED TO AS THE "EXPIRY DATE"). ANY SPECIAL WARRANTS NOT EXERCISED PRIOR TO THE EXPIRY TIME SHALL BE DEEMED TO BE EXERCISED, WITHOUT ANY FURTHER ACTION ON THE PART OF THE HOLDER, IMMEDIATELY PRIOR TO THE EXPIRY TIME.


                          SPECIAL WARRANT CERTIFICATE
                          ---------------------------

================================================================================

  Special Warrant Certificate       Representing 1,175,000 Special Warrants,
  No. 00-SW001                      each Special Warrant entitling the holder to
                                    acquire, at no
================================================================================

================================================================================
                                    additional cost, one Common Share and one
                                    common share purchase warrant of the
                                    Corporation.
================================================================================

THIS IS TO CERTIFY that, N.A. Degerstrom, Inc., (hereinafter referred to as the "holder" or "Special Warrantholder") is the registered holder of the number of Special Warrants exercisable to acquire Common Shares (as hereinafter defined) and Warrants (as hereinafter defined) of Minera Andes Inc. (the "Corporation") as set forth in this special warrant certificate ("Special Warrant Certificate"). Each Special Warrant shall entitle the holder to acquire one unit ("Unit") comprised of one Common Share of the Corporation ("Common Share") and one common share purchase warrant ("Warrant") at no additional cost during the period commencing on November 30, 2000 and ending at 4:30 p.m. (Calgary time) (the "Expiry Time") on the earlier of: (i) five (5) business days after the day upon receipt of a notice from the Corporation requesting the exercise of the Special Warrants; and (ii) November 30, 2002 (such earlier date being referred to as the "Expiry Date"). Any Special Warrants not exercised prior to the Expiry Time shall be deemed to be exercised, without any further action on the part of the holder, immediately prior to the Expiry Time.

One Warrant, upon exercise, shall entitle the holder to acquire one additional common share of the Corporation ("Warrant Share") upon the payment of $0.20 (Canadian) per Warrant Share at any time until 4:30 p.m. (Calgary time) on the first anniversary of the issuance date or upon payment of $0.25 (Canadian) per Warrant at any time until 4:30 p.m. (Calgary time) on the second anniversary of the issuance date. All Warrants shall expire on the second anniversary of the issuance date (the "Warrant Expiry Date"). After the Warrant Expiry Date, the Warrant shall be void and of no value.

The right to acquire the Common Shares and Warrants hereunder may only be exercised by the holder within the time set forth above by (a) duly completing and executing the exercise form attached hereto and (b) surrendering this Special Warrant Certificate to the Corporation c/o Armstrong Perkins Hudson LLP, 1600, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3.

The Common Shares and Warrants acquired upon exercise of the Special Warrants are sometimes referred to herein as the "Underlying Security".

This Special Warrant Certificate shall be deemed to be so surrendered only upon personal delivery thereof to or, if sent by post or other means of transmission, upon receipt thereof by the Corporation at the office specified in the Exercise Form annexed hereto.

Upon due exercise of the Special Warrants represented hereby, the Corporation shall cause to be issued to each person in whose name Common Shares and Warrants so subscribed for are to be issued (provided that if the Common Shares and Warrants are to be issued to a person other than a holder of this Special Warrant, the Special Warrantholder's signature on the Exercise Form herein shall be guaranteed by a Canadian chartered bank, by a Canadian trust company, or by a member firm of any Canadian stock exchange and the Special Warrantholder shall pay to the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver Common Shares and Warrants unless or until such Special Warrantholder shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due) the Common Shares and Warrants, to be issued to such person and such person shall become a holder of such Common Shares and Warrants with effect from the date of such exercise; and upon due surrender of this Special Warrant Certificate the Corporation will cause certificates evidencing such Common Shares and Warrants to be mailed to such person at the address specified in such Exercise Form, or in the case of the deemed exercise of this Special Warrant, to be mailed to the address of the Special Warrantholder appearing in the register of Special Warrants maintained by Corporation, within five business days after receipt of notice from the holder by the Corporation of the exercise or deemed exercise of this Special Warrant.

Upon presentation to the Corporation, c/o Armstrong, Perkins Hudson LLP, certificates representing Special Warrants may be exchanged for certificates representing in the aggregate an equal number of Special Warrants. The Corporation may treat the registered holder of this Special Warrant Certificate for all purposes as the absolute owner of the Special Warrants represented hereby. The holding of the Special Warrants evidenced hereby shall not constitute the holder hereof a holder of any of the Common Shares and Warrants, nor entitle such holder to any right or interest in respect thereof except as herein expressly provided.

Any Common Shares and Warrants issued upon exercise of the Special Warrants prior to March 30, 2001 will be subject to a hold period and will be issued with a legend reflecting such hold period.

After the Expiry Time, holders of Special Warrants which have not been exercised or deemed to have been exercised have no rights under the Special Warrants represented by this Special Warrant Certificate and the Special Warrants shall thereafter be void and of no value or effect. All Special Warrants exercised or deemed exercised shall be cancelled.

To the extent that the Special Warrantholder is entitled on the exercise or partial exercise thereof to a fraction of an Underlying Security, such right may only be exercised in respect of such fraction in combination with other Special Warrants which in the aggregate entitle the holder to receive a whole number of the Underlying Security. If the holder is not able or elects not to combine Special Warrants so as to be entitled to acquire a whole number of the Underlying Security the Corporation shall make an appropriate cash adjustment. The amount of cash adjustment shall be equal to the fraction of the Underlying Security to which the holder will be entitled multiplied by the market price of the Underlying Security on the date of exercise.

The Special Warrantholder shall be deemed to have become the holder of record of the Underlying Security on the date on which it exercises, or is deemed, pursuant to this Special Warrant Certificate, to have exercised its Special Warrants, unless the transfer books of the Corporation shall be closed by law on said date of such exercise, in which case the Underlying Security will be deemed to have been issued and such Special Warrantholder shall be deemed to have become holder of record of such Underlying Security on the date on which such transfer books are next reopened.

The Corporation shall not be required to deliver certificates representing the Underlying Security during the period when the transfer books of the Corporation are closed by law, and in the event of a surrender of a Special Warrant for the acquisition of Underlying Security during such period, the delivery of certificates may be postponed for a period not exceeding ten days after the date of the reopening of the transfer books.

If and whenever at any time prior to the Expiry Time, there is a reclassification of the common shares of the Corporation or a capital reorganization of the Corporation or a subdivision or consolidation of the common shares of the Corporation or an amalgamation, merger or other form of business combination of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity or the payment of a stock dividend, the Special Warrantholder, whose right of acquisition has not been exercised prior to the effective date of such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of the

Underlying Security then sought to be acquired by him, a warrant to acquire the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, or business combination, or to which such sale or conveyance may be made, as the case may be, that the Special Warrantholder would have been entitled to receive on such reclassification, capital reorganization, subdivision, consolidation, amalgamation, merger, other business combination, sale, conveyance or payment, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of the Underlying Security sought to be acquired. If determined appropriate by the Corporation to give effect to or to evidence the provisions of this paragraph, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth in this Special Warrant Certificate with respect to the rights and interests thereafter of the Special Warrantholder to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Special Warrantholder is entitled on the exercise of his acquisition rights thereafter.

As a condition precedent to the taking of any action described in the foregoing paragraph, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the holders of such Special Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, or business combination, or to which such sale or conveyance may be made, as the case may be, that the Special Warrantholder would have been entitled to receive on such reclassification, capital reorganization, subdivision, consolidation, amalgamation, merger, other business combination, sale, conveyance or payment, if, on the record date or the effective date thereof, as the case may be, the Special Warrantholder had been the registered holder of the number of the Underlying Security sought to be acquired.

The adjustments provided for herein in the number and classes of securities which are to be received on the exercise of Special Warrants, are cumulative. After any adjustment pursuant hereto, the term "Underlying Security" where used herein shall be interpreted to mean securities of any class or classes which, as a result of all prior adjustments pursuant to this provision, the Special Warrantholder is entitled to receive upon the exercise of the Special Warrant, and the number of the Underlying Security indicated in an Exercise Form shall be interpreted to mean the number of securities which, as a result of all prior adjustments pursuant hereto, a Special Warrantholder is entitled to receive upon the exercise of a Special Warrant.

In the event of any question arising with respect to the adjustments provided for herein, such question shall be conclusively determined by the Corporation's auditors (or, if they are unwilling to act, another firm of auditors satisfactory to the Corporation) who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Special Warrantholder and all other interested persons.

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided herein, deliver a certificate of the Corporation to each Special Warrantholder, at the address of each Special Warrantholder appearing on the register of Special Warrants maintained at the head office of the Corporation or at such other address as the Special Warrantholder may have notified the Corporation, specifying the nature of the event requiring the same and the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation nor entitle such holder to any right or interest in respect thereof except as herein expressly provided.

This Special Warrant Certificate shall not be valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation. Time shall be of the essence hereof.

This Special Warrant Certificate may only be transferred on the registers to be kept at the registered office of the Corporation by the registered holder hereof or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation upon compliance with such reasonable requirements as the Corporation may prescribe. The Transfer of the Special Warrants represented by this Special Warrant Certificate may be restricted by applicable securities laws. Special Warrantholders are advised to consult their legal counsel in that regard.

The Special Warrants shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Alberta and shall be treated in all respects as Alberta contracts.

IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officer as of the 30th day of November, 2000.


                                    MINERA ANDES INC.


                                    Per: /s/ "Allen Ambrose"
                                         ----------------------------------
                                         ALLEN AMBROSE, PRESIDENT

                                 EXERCISE FORM

TO:  Minera Andes Inc.
     c/o Armstrong Perkins Hudson LLP
     Suite 1600, 407 - 2nd Street S.W.
     Calgary, Alberta
     T2P 2Y3

The undersigned hereby exercises the right to acquire _________________ Common Shares and Warrants of Minera Andes Inc. as constituted on November 30, 2000 (or such number of other securities or property which such Special Warrants entitle the undersigned to acquire in lieu thereof or in addition thereto under the provisions of the accompanying Special Warrant Certificate) in accordance with and subject to the provisions of such Special Warrant Certificate.

The Common Shares and Warrants (or other securities or property) are to be issued as follows:

     Name: _____________________________________________________________________
               (print clearly)

     Address in full: __________________________________________________________

     ___________________________________________________________________________

     Social Insurance Number: __________________________________________________

     Number of Common Shares and  Warrants: ____________________________________

The undersigned hereby represents and warrants to the Corporation that the undersigned (check one):

(a) ________ it is not a U.S. Person and the Special Warrant is not being exercised within the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; or

(b) ________ it was an original subscriber for Special Warrants who was a U.S. Person at the time of acquisition of such Special Warrants and the representations and warranties made by the undersigned in connection with the acquisition of such Special Warrants remain true and correct on the date hereof.

(c) ________ it has delivered herewith to the Trustee and the Corporation a written opinion of counsel or other evidence satisfactory to the Corporation to the effect that the Common Shares and Purchase Warrants have been registered under the U.S. Securities Act and applicable state securities laws or are exempt from registration thereunder; or

     Note:  If further nominees intended, please attach (and initial) schedule
     ----
giving these particulars.

Such securities (please check one):

(a) ________  should be sent by first class mail to the following address:

              __________________________________________________________________

              __________________________________________________________________

                                      OR

(b) ________  should be held for pick up at the office of Armstrong Perkins
              Hudson LLP.

If the number of Special Warrants exercised are less than the number of Special Warrants represented hereby, the undersigned requests that the new Special Warrant Certificate representing the balance of the Special Warrants be registered in the name of ______________________________________________________

whose address is _______________________________________________________________

Such securities (please check one):

(a) ________  should be sent by first class mail to the following address:

              __________________________________________________________________


              __________________________________________________________________

                                 OR

(b) ________  should be held for pick up at the office of Armstrong Perkins
              Hudson LLP.


In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the holder hereof and will be sent by first class mail to the last address of the holder appearing on the register maintained for the Special Warrants.


               DATED the __ day of _________, 20__.

                                    N.A. DEGERSTROM, INC.


                                    Per: _______________________________________
Signature Guaranteed                       (Signature of Special Warrantholder)

                                    ____________________________________________
                                    Print full name

                                    ____________________________________________
                                    Print full address

Instructions:

1 For the purposes of paragraph (c) above, the following words and phrases have the following meanings:

     "United States" and "U.S. Person" have the meaning given to such terms under Regulation S of the U.S. Securities Act. For purposes of Regulation
     S. "United States" means the United States of America, its territories and possessions, any statue of the United States and the District of Columbia. "U.S. Person" includes, with certain expectations, (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if any individual) resident in the United States; and (viii) any partnership or corporation if (a) organized or incorporated under the laws of any jurisdiction other than the United States and (b) formed by a U.S. Person principally for the purposes of investing in securities not registered under the U.S. Securities Act;

     "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

2 The registered holder may exercise its right to receive Common Shares and Warrants by completing this Exercise Form and surrendering this form and the Special Warrant Certificate representing the Special Warrants being exercised to Minera Andes Inc. c/o Armstrong Perkins Hudson LLP, Suite 1600, 407 - 2nd Street S.W., Calgary, Alberta, T2P 2Y3. Certificates for Common Shares and Warrants will be delivered or mailed within five business days after the exercise of the Special Warrants.

3 If the Exercise Form indicates that Common Shares and Warrants are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of this Exercise Form must be
                                                                     ----
     guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4 If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Minera Andes Inc.

5 If the registered holder exercises its right to receive Common Shares and Warrants prior to March 30, 2001, the Common Shares and Warrants will be subject to a hold period and may be issued with a legend reflecting such hold period.

                                 Minera Andes Inc.
                       c/o Armstrong Perkins Hudson LLP
                       Suite 1600, 407 - 2nd Street S.W.
                               Calgary, Alberta
                                    T2P 2Y3

                          Telephone:  (403) 237-9050

                         TRANSFER OF SPECIAL WARRANTS

TO:  Minera Andes Inc.
     c/o Armstrong Perkins Hudson LLP
     Suite 1600, 407 - 2nd Street S.W.
     Calgary, Alberta  T2P 2Y3

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ___________________________________, _________________ Special Warrants of
Minera Andes Inc. registered in the name of the undersigned on the records of the Corporation represented by the Special Warrant Certificate attached and irrevocably appoints __________________ the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The Special Warrants which are being transferred (please check one):

(a)  __________ should be sent by first class mail to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(b)  __________ should be held for pick up at the office of the Corporation c/o
                Armstrong Perkins Hudson LLP at which this Special Warrant Certificate is deposited.

If less than all the Special Warrants represented by this Special Warrant Certificate are being transferred, the Special Warrant Certificate representing those Special Warrants not transferred will be registered in the name appearing on the face of this Special Warrant Certificate and such certificates (please check one):

(a)  __________ should be sent by first class mail to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(b)  __________ should be held for pick up at the office of the Corporation c/o
                Armstrong Perkins Hudson LLP at which this Special Warrant Certificate is deposited.

          DATED the _____ day of __________________, ______.

                        N.A. DEGERSTROM, INC.

                        Per: ___________________________________________________
Signature Guaranteed          (Signature of Warrantholder)(Authorized Signature)
(only if shares or
warrants in name other
than warrantholder)
                        ________________________________________________________
                        Print full name


                        ________________________________________________________
                        Print full address

Instructions:

6 Signature of the Warrantholder must be the signature of the person appearing on the face of this Special Warrant Certificate.

7 If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Trustee and the Corporation.

8 The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

9 The Special Warrants shall only be transferable in accordance with applicable laws.

10 The Special Warrants and the Common Shares and Warrants issuable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and may not be transferred in the United States or to a U.S. Person unless the Special Warrants and the Common Shares and Warrants have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. In connection with any transfer of Special Warrants, the holder will be required to provide to the Trustee and the Corporation an opinion of counsel, or other evidence, in form reasonably satisfactory to the Corporation, to the effect that such transfer of Special Warrants does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities.

                               Minera Andes Inc.
                       c/o Armstrong Perkins Hudson LLP
                       Suite 1600, 407 - 2nd Street S.W.
                               Calgary, Alberta
                                    T2P 2Y3
                          Attention: Bonnie L. Kuhn
                          Telephone: (403) 237-9050